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                                                                    EXHIBIT 10.1

                            FORM OF ESCROW AGREEMENT





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                                ESCROW AGREEMENT

         THIS AGREEMENT made this ____ day of February, 1999 between EFOX.NET, INC., a Delaware corporation, having a principal place of business located at 3 Bethesda Metro Center , Suite 700, Bethesda, MD 20814 ("Efox"), and U.S. Trust Company of New York, a Trust company chartered by the New York State Banking Commission, having a principal place of business located at NY, NY ("Escrow Agent", and collectively with Efox referred to as the "Parties").

         WHEREAS, Efox intends to file a registration statement on Form SB-1 with the Securities and Exchange Commission and with the various states to offer not less than $1,000,000 nor more than $6,000,000 of securities (the "Offering"); and

         WHEREAS, the Offering provides, among other terms, that unless and until one million dollars are received from the Offering, it shall not close and all funds delivered by investors, plus interest, shall be returned to the investors; and

         WHEREAS, once the minimum Offering has been obtained and disbursed, the additional Offering proceeds are to be disbursed to Efox on a monthly basis; and

         WHEREAS, Efox desires to have said Offering proceeds received, invested, safeguarded and disbursed by an independent, trust company; and

         WHEREAS, Escrow Agent is an independent trust company and is willing to serve Efox under the terms of the Offering and this Agreement;

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1.       Definitions.

         a. Business Day: Shall mean any day except Saturday, Sunday, a legal holiday in the District of Columbia, or a day on which banking institutions in the State of New York are authorized or required by Law or Executive Order to be closed.

         b. Escrow Account: Shall mean an interest bearing demand deposit account established at a commercial banking institution or other financial services institution located in the State of





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New York whose accounts are insured by the Federal Deposit Insurance
Corporation, the Securities Investors Protection Corporation, or any successor agency thereto.

         c.      Escrow Agent: Shall mean U.S. Trust Company of New York.

         d. Escrowed Funds: Shall mean the Offering proceeds, including interest earned on said cash balances, if any, held in the Escrow Account pursuant to this agreement. To the extent that the Offering does not raise one million dollars by the time required in the Offering or any extensions thereof, all Escrowed Funds and all interest earned thereon, shall be returned to the investors. To the extent the Offering raises one million or more dollars, the interest earned on all of the proceeds shall be disbursed to Efox for its use.

         e. Maximum Offering Proceeds: Shall mean Six Million Dollars US ($6,000,000).

         f. Minimum Offering Proceeds: Shall mean One Million Dollars US($1,000,000).

         g. Offering: Shall mean Efox's registration statement on Form SB-1 filed with the Securities and Exchange Commission and the various states which provides for the offer and sale of securities to raise a minimum of one million dollars and a maximum of six million dollars. Said Offering may conducted for a period of 24 months from its effective date.

         All terms not otherwise defined herein shall have the meanings set forth in the Offering.

2. Creation of New Escrow Accounts. Upon receipt of the Escrowed Funds Escrow Agent shall deposit said funds into the Escrow Account.

3.       Terms of Escrow.

         a. Delivery of Offering Proceeds. Investors shall be directed to deliver their investment proceeds directly to Escrow Agent during the term of the Offering. Escrow Agent shall collect and account for all Offering proceeds on a daily basis, and shall provide Efox with daily reports of the incoming proceeds.

         b. Release of Escrowed Funds to Efox. Within one (1) Business Day after receipt by Escrow Agent of the Minimum Offering Proceeds, Escrow Agent shall disburse the Escrowed Funds being held in the Escrow Account to Efox. Thereafter, Escrow Agent shall disburse the Escrowed Funds to Efox on a monthly basis. Once the Maximum Offering Proceeds have been received and disbursed by Escrow Agent to Efox, this Agreement shall be an terminated.

         c. Failure to achieve the Minimum Offering Proceeds. In the event that The Minimum Offering Proceeds have not been delivered to Escrow Agent by the end of the Offering term, the





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Escrowed Funds then on deposit with Escrow Agent shall be returned along with all interest accrued thereon to the investors.

         d. Manner of Distribution. Escrowed Funds shall be disbursed in the form of a wire transfer to Efox's bank account set forth below its signature.

4.       Dispute Resolution Methods.

         a. Binding Arbitration. The Parties hereto shall give all other Parties written notice of any controversy or claim arising out of or relating to this Escrow Agreement or the breach thereof. All Parties shall then have 10 calendar days from receipt of such notice to resolve the claim or dispute. In the event such claim or dispute is not resolved within this 10 day time frame, such claim or dispute shall immediately be referred to, and settled by, binding arbitration before one (1) neutral arbitrator selected by the American Arbitration Association ("AAA") or other similar organization acceptable to the Parties in accordance with the rules of the AAA. The arbitration is to be held in Washington DC, at a mutually agreed upon site. The parties agree that the laws of the State of Maryland shall apply. That decision shall be enforceable and judgement upon the award rendered by the arbitrator will be binding upon the parties and may be entered in any court of record having jurisdiction and may be relied upon by the Escrow Agent.

         b. Costs. The costs associated with any arbitration or court proceeding shall be apportioned by the arbitrator or court.

5. Interest on Escrowed Funds. the Parties agree and understand that Escrowed Funds shall be held in an interest bearing escrow account. Interest paid to Efox shall be reported under the tax ID number set forth below its signature affixed hereto. Other recipients of the interest shall be responsible for the payment of all taxes on such interest.

6. Notices. Any and all notices to be given by any Parties shall be in writing and shall be given in person, or by facsimile with transmission confirmed, or by overnight courier service with confirmation of delivery requested, prepaid, and addressed as follows unless a change of such address has been given and acknowledged:

                 To Efox:

                 Efox.net, Inc.
                 3 Bethesda Metro Center, Suite 700
                 Bethesda, Maryland 20814
                 ATTENTION: Joseph R. Preston, Pres. & CEO
                 Tel. No. (301) 652-0999
                 Fax No. (301) 652-4235





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                 With a Copy to:

                 Joyce & Jacobs, Attorney At Law, L.L.C.
                 1019 19th Street, NW (Penthouse-2)
                 Washington, DC 20036
                 Attn: Harvey S. Jacobs, Esq.
                 Tel. No. (202) 457-0100
                 Fax No. (202) 457-0186


                 To Escrow Agent:

                                  U.S. Trust Company of New York



                                  ATTENTION: Glen Mitchell
                                          Tel. No. (212) 852-1643
                                  Fax No.(212) 852-1626

Any such notice so delivered shall be deemed for all purposes of this Escrow Agreement to have been given when written confirmation of receipt has been obtained, or, in the case of facsimile, when confirmation of transmission received.

7. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is agreed by the Parties hereto that:

         a. Duty of Care. The Escrow Agent shall not be under any duty to give the Escrowed Funds held by it hereunder any greater degree of care than it gives its own similar property and shall only invest Escrowed Funds held hereunder in the following types of investments: U.S. Treasury or U.S. Treasury-backed securities; Overnight Repurchase Agreements; Mutual Funds Primarily investing in such securities; and such other investments as Efox shall direct in writing to Escrow Agent.

         b. Entire Agreement. This Escrow Agreement and the Offering sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

         c. Indemnification; Hold Harmless. The Escrow Agent shall not be liable, except for its own negligence or misconduct, and, except with respect to claims based upon such negligence





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or  misconduct that are successfully asserted against the Escrow Agent, the other Parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement.

         d. Reliance. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         e. Action upon Advice of Counsel. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

         f. Escrow Agent as Stakeholder. The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. Efox shall pay or reimburse the Escrow Agent upon request, for any transfer taxes relating to the Escrowed Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of transfer taxes. Any payments of income from an Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Efox will instruct the investors to provide Escrow Agent with appropriate W-9 forms for tax i.d., number certification, or non-resident alien certifications.

         g. No Representations. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any document or instrument held by or delivered to it.

         h. No Advice. The Escrow Agent shall not be called upon to advise any Party as to the wisdom in taking or refraining from taking any action with respect to any Escrowed Funds deposited hereunder.

         i. Resignation. The Escrow Agent (and any successor Escrow Agent) may at any time and in its sole discretion resign as such by delivering the Escrowed Funds to any successor Escrow Agent jointly designated by the Parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent





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jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the Parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility shall be to safekeep the Escrowed Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the Parties hereto or a final order of a Court of competent jurisdiction.

         j. Arbitrators; Third Parties. The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

         k. Fees. The Escrow Agent's fees, disbursements, advancements, and costs incurred or made up to the final disbursement date shall be capped at a total of Three Thousand Two hundred Fifty Dollars US($3,250) and shall deducted from the Escrowed Funds disbursed unless otherwise provided for by the Parties.


8.       Miscellaneous.

         a. Headings. The headings in this Escrow Agreement are for the convenience of reference only and shall not limit or otherwise affect the terms and provisions hereof.

         b. Counterparts. This Escrow Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, but all such counterparts shall together constitute one and the same instrument.

         c. Term. This Escrow Agreement shall commence on the date signed by all of the Parties hereto and will continue for a maximum period of two (2) years unless earlier terminated in accordance with its terms.

         d. Binding Nature; Assignment; Choice of Law. This Escrow Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph 7(i) with respect to a resignation by the Escrow Agent. No Party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other Parties. This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of Maryland (without reference to its rule as to conflicts of law).

         e. Amendments. This Escrow Agreement may only be modified by a writing signed by all of the Parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the Party to be charged.





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         f.      Survival of Agreement.  The provisions set forth in paragraph
7 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                 IN WITNESS WHEREOF, each party, intending hereto to be bound has caused this Agreement to be executed as of the day and year first written above.

ESCROW AGENT                                                EFOX.NET, INC.
U.S. Trust Company of New York                              a Delaware Corporation


---------------------------------------                     ------------------------------
By:                                                         By: Joseph R. Preston
    -----------------------------------                     ------------------------------
Its:                                                        Its: President and CEO
     ----------------------------------
Tax ID:                                                     Tax ID:
       --------------------------------                            -----------------------





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